Exhibit 23.2

DeGolyer and MacNaughton

5001 Spring Valley Road

Suite 800  East

Dallas,  Texas 75244

July 2, 2019

Epsilon Energy Ltd.

16701 Greenspoint Park Drive, Suite 195

Houston, Texas 77060

Ladies and Gentlemen:

We hereby consent to the reference to DeGolyer and MacNaughton in the Registration Statement on Form S-8 (the “Registration Statement”) of Epsilon Energy Ltd. (the “Company” ) to be filed with the United States Securities and Exchange Commission on July 2, 2019. We also consent to the incorporation by reference in the Registration Statement of information contained in our reports entitled “Report as of December 31, 2018 on Reserves and Revenue of Certain Properties with interests attributable to Epsilon Energy Ltd.” and “Report as of December 31, 2017 on Reserves and Revenue of Certain Properties owned by Epsilon Energy Ltd.” in Part 1 and in the “Notes to Consolidated Financial Statements” portion of the Annual Report on Form 10-K of Epsilon Energy Ltd. for the year ended December 31, 2018. We further consent to specific references in the Registration Statement to DeGolyer and MacNaughton as an independent petroleum engineering firm.

Very truly yours,

/s/ DeGolyer and MacNaughton

DeGOLYER and MacNAUGHTON
Texas Registered Engineering Firm F-716